EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

1. Tech Ventures, Inc., a Delaware corporation
2. Advanced Conductor Technologies, a Delaware corporation.
3. I-JAM Entertainment, Inc., a Delaware corporation.